For Immediate Release                                              June 23, 1999


                           [Logo of UnitedGlobalCom]



                  United Announces Offering of Preferred Shares

Denver, Colorado - UnitedGlobalCom ("United") (Nasdaq:UCOMA), formally known as United International Holdings, today announced that it intends to offer
Depositary Shares representing its Series C Cumulative Convertible Preferred Stock. Terms of the offering have not been finalized, but United anticipates that the offering will be of 10,000,000 Depositary Shares at a liquidation preference of $50 per share.

United plans to use proceeds of the offering for general corporate purposes and to repurchase blocks of Class B common stock aggregating 2.4 million shares from an institutional investor and a director. The offering is expected to be completed by early July, 1999.

The securities will not be registered under the Securities Act of 1933 and may not be offered in the United States absent registration or an applicable exemption from the registration requirements of the Act. They will be offered only to qualified institutional buyers.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding UnitedGlobalCom's business which are not historical facts, including the planned offering, are "forward-looking statements" that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company's Annual Report on Form 10-K for the most recently ended fiscal year.


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For further information contact:

         At UnitedGlobalCom:
         -------------------
         Mike Fries - President
         (303) 220-6610 phone
         Email: mfries@unitedglobal.com

         Rick Westerman - CFO
         (303) 220-6647 phone
         Email: rwesterman@unitedglobal.com




                              www.unitedglobal.com
          4643 South Ulster Street, 13th Floor, Denver, Colorado, 80237
                   Phone: (303) 770-4001 * Fax: (303) 770-3464